Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Class A Ordinary Shares of Pearl Holdings Acquisition Corp, together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 11, 2025

SZOP Multistrat LP

By: SZOP Multistrat Management LLC, its investment manager

By:	/s/ Antonio Ruiz-Gimenez
Antonio Ruiz-Gimenez, Co-Managing Member

SZOP Multistrat Management LLC

By:	/s/ Antonio Ruiz-Gimenez
Antonio Ruiz-Gimenez, Co-Managing Member

Antonio Ruiz-Gimenez

By:	/s/ Antonio Ruiz-Gimenez
Individually

Kerry Propper

By:	/s/ Kerry Propper
Individually